Exhibit 23.6

Consent of Nominee for Executive Officer

of Dynagas LNG Partners LP

I hereby consent to the reference to me in the prospectus included in the registration statement on Form F-1 as shall be filed with the U.S. Securities and Exchange Commission, and any and all amendments thereto.

/s/ Evangelos Vlahoulis
Name: Evangelos Vlahoulis
Date: October 9, 2013